                                                                   EXHIBIT 15(H)

                                    GUARANTY

        This GUARANTY (this "Guaranty"), dated as of October 12, 2001, is made by each of the Domestic Subsidiaries listed on the signature pages hereto, together with each other Person who may become a party hereto pursuant to
Section 15 of this Guaranty, jointly and severally in favor of Bank of America, N.A., as Administrative Agent (the "Administrative Agent") under the Loan Agreement referred to below, and each of the lenders that are party to such Loan Agreement (each a "Lender" and collectively, the "Lenders"), with reference to the following facts:

                                    RECITALS

A. Pursuant to that certain Loan Agreement dated as of October 12, 2001 entered into among JAKKS Pacific, Inc., a Delaware corporation (the "Company"), Flying Colors Toys, Inc., a Michigan corporation, Road Champs, Inc., a Delaware corporation, and Pentech International Inc., a Delaware corporation (collectively, and together with the Company, "Borrowers"), the Lenders and the Administrative Agent (such Loan Agreement, as it may hereafter be amended, extended, renewed, supplemented, or otherwise modified from time to time, being the "Loan Agreement"), the Lenders are providing Borrowers with certain credit facilities.

B. As a condition to the availability of such credit facilities, Guarantors are required to enter into this Guaranty and to guaranty the Guarantied Obligations as hereinafter provided.

C. Guarantors expect to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities to Borrowers, as the result of financial or business support which will be provided to Guarantors by Borrowers.

                                    AGREEMENT

        NOW, THEREFORE, in order to induce the Lenders to extend the aforementioned credit facilities, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Guarantors hereby represent, warrant, covenant, agree and guaranty as follows:

1. Definitions. This Guaranty is the Guaranty referred to in the Loan Agreement and is one of the Loan Documents. Terms defined in the Loan Agreement and not otherwise defined in this Guaranty shall have the meanings given those terms in the Loan Agreement when used herein and such definitions are incorporated herein as though set forth in full. In addition, as used herein, the following terms shall have the meanings respectively set forth after each:

        "Guaranty" means this Guaranty, and any extensions, modifications, renewals, restatements, reaffirmations, supplements or amendments hereof, including, without limitation, any documents or agreements by which additional Guarantors become party hereto.

        "Guarantied Obligations" means all Obligations at any time and from time to time owing to any one or more of the Creditor Parties and arising under or relating to the Commitment.

        "Guarantors" means the Domestic Subsidiaries of the Company that are parties hereto as indicated on the signature pages hereof, or that become parties hereto as provided in Section 15 hereof, and each of them, and any one or more of them, jointly and severally.

2. Guaranty of Guarantied Obligations. Guarantors hereby, jointly and severally, irrevocably and unconditionally guaranty and promise to pay and perform on demand the Guarantied Obligations and each and every one of them, including all amendments, modifications, supplements, renewals or extensions of any of them, whether such amendments, modifications, supplements, renewals or extensions are evidenced by new or additional instruments, documents or agreements or change the rate of interest on any Guarantied Obligation or the security therefor, or otherwise.

3. Nature of Guaranty. This Guaranty is irrevocable and continuing in nature and relates to any Guarantied Obligations now existing or hereafter arising. This Guaranty is a guaranty of prompt and punctual payment and performance and is not merely a guaranty of collection.

4. Relationship to Other Agreements. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other document, instrument or agreement executed by any Guarantor or in connection with the Guarantied Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Loan Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Guaranty and are incorporated herein by this reference.

5. Subordination of Indebtedness of Borrowers to Guarantors to the Guarantied Obligations. Each Guarantor agrees that:

        (a) Any indebtedness of Borrowers now or hereafter owed to any Guarantor hereby is subordinated to the Guarantied Obligations.

        (b) If the Creditor Parties so request, upon the occurrence and during the continuance of any Event of Default, any such indebtedness of Borrowers now or hereafter owed to any Guarantor shall be collected, enforced and received by such Guarantor as trustee for the Creditor Parties and shall be paid over to the Creditor Parties in kind on account of the Guarantied Obligations, but without reducing or affecting in any manner the obligations of such Guarantor under the other provisions of this Guaranty.

6. Statutes of Limitations and Other Laws. Until the Guarantied Obligations shall have been paid and performed in full, all the rights, privileges, powers and remedies granted to the Creditor Parties hereunder shall continue to exist and may be exercised by the Creditor Parties at any time and from time to time irrespective of the fact that any of the Guarantied Obligations may have become barred by any statute of limitations. Each Guarantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for evaluation and appraisal upon foreclosure, to the maximum extent permitted by applicable Laws.

7. Waivers and Consents. Each Guarantor acknowledges that this Guaranty may support obligations of Persons other than such Guarantor and, in full recognition of that fact, each Guarantor consents and agrees that the Creditor Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof:

        (a) supplement, modify, amend, extend, renew, or otherwise change the time for payment or the terms of the Guarantied Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon;

        (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Guarantied Obligations or any part thereof or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;

        (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Guarantied Obligations or any part thereof;

        (d) accept partial payments on the Guarantied Obligations;

        (e) receive and hold additional security or guaranties for the Guarantied Obligations or any part thereof;

        (f) release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer and enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as the Creditor Parties in the exercise of their commercial discretion may determine;

        (g) release any Person or any guarantor from any personal liability with respect to the Guarantied Obligations or any part thereof;

        (h) settle, release on terms satisfactory to the Creditor Parties or by operation of applicable laws or otherwise liquidate or enforce any Guarantied Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and

        (i) consent to the merger, change or any other restructuring or termination of the corporate existence of any Borrower or any other Person, and correspondingly restructure the Guarantied Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Guarantor or the continuing existence of any Liens hereunder, under any other Loan Document to which any Guarantor is a party or the enforceability hereof or thereof with respect to all or any part of the Guarantied Obligations.

        Upon the occurrence of and during the continuance of any Event of Default, the Creditor Parties may enforce this Guaranty independently as to each Guarantor and independently of any other remedy or security the Creditor Parties at any time may have or hold in connection with the Guarantied Obligations, and it shall not be necessary for the Creditor Parties to marshal assets in favor of any Guarantor, any Borrower or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Guaranty. Each Guarantor expressly waives any right to require the Creditor Parties to marshal assets in favor of such Guarantor, any Borrower or any other Person or to proceed against any other Person or any collateral provided by any other Person, and agrees that the Creditor Parties may proceed against any Person and/or collateral in such order as they shall determine in their sole and absolute discretion. The Creditor Parties may file a separate action or actions against any Guarantor, whether action is brought or prosecuted with respect to any other security or against any other Guarantor, any Borrower or any other Person, or whether any other Person is joined in any such action or actions. Each Guarantor agrees that the Creditor Parties, the Borrowers and any other Person may deal with each other in connection with the Guarantied Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting this Guaranty. The Creditor Parties' rights hereunder shall be reinstated and revived, and the enforceability of this Guaranty shall continue, with respect to any amount at any time paid on account of the Guarantied Obligations which thereafter shall be required to be restored or returned by the Creditor Parties upon the bankruptcy, insolvency or reorganization of any Borrower, any Guarantor or any other Person, or otherwise, all as though such amount had not been paid. The enforceability of this Guaranty at all times shall remain effective to guarantee payment and performance of the full amount of all the Guarantied Obligations including, without limitation, the amount of all loans and interest thereon at the rates provided for in the Loan Agreement, even though the Guarantied Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Borrower or any other Person and whether or not any Borrower or any other Person shall have any personal liability with respect thereto. Each Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of any Borrower or any other Person with respect to the Guarantied Obligations,
(b) the unenforceability or invalidity of any security or guaranty for the Guarantied Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Guarantied Obligations, (c) the cessation for any cause whatsoever of the liability of any Borrower or any other Person (other than by reason of the full payment and performance of all Guarantied Obligations), (d) any failure of any Creditor to marshal assets in favor of such Guarantor or any other Person, (e) except as otherwise required by Law or as provided in this Agreement, any failure of any Creditor Party to give notice of sale or other disposition of collateral to such Guarantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral, (f) except as otherwise required by Law or as provided in this Agreement, any failure of any Creditor Party to comply with applicable Laws in connection with the sale or other disposition of any collateral or other security for any Guarantied Obligation, including without limitation any failure of any Creditor Party to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Guarantied Obligation, (g) any act or omission of any Creditor Party or others that directly or indirectly results in or aids the discharge or release of any Borrower, any Guarantor or any other Person or the Guarantied Obligations or any other security or guaranty therefor by operation of law or otherwise, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of any Creditor Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by any Creditor Party, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Liens under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy

Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any Liens in favor of any Creditor Party for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Guarantied Obligations (or any interest thereon) in or as a result of any such proceeding, or (p) to the extent permitted, the benefits of any form of one-action rule.

8. Condition of Borrowers and their Subsidiaries. Each Guarantor represents and warrants to the Creditor Parties that each Guarantor has established adequate means of obtaining from each Borrower and its Subsidiaries, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of each Borrower and its Subsidiaries and their Properties, and each Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of each Borrower and its Subsidiaries and their Properties. Each Guarantor hereby expressly waives and relinquishes any duty on the part of any Creditor Party (should any such duty exist) to disclose to any Guarantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of each Borrower or its Subsidiaries or their Properties, whether now known or hereafter known by the Creditor Parties during the life of this Guaranty. With respect to any of the Guarantied Obligations, the Creditor Parties need not inquire into the powers of each Borrower or any Subsidiary thereof or the officers or employees acting or purporting to act on their behalf (unless Creditor Parties have actual knowledge that such officers or employees have no authority to act on their behalf), and all Guarantied Obligations made or created in good faith reliance upon the professed exercise of such powers shall be secured hereby.

9. Liens on Real Property. In the event that all or any part of the Guarantied Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting Liens on any interests in real Property, each Guarantor authorizes the Creditor Parties, upon the occurrence of and during the continuance of any Event of Default, at their sole option, without notice or demand and without affecting any Guarantied Obligations of any Guarantor, the enforceability of this Guaranty, or the validity or enforceability of any Liens of any Creditor Party on any Collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale. Each Guarantor expressly waives any defenses to the enforcement of this Guaranty or any rights of any Creditor Party created or granted hereby or to the recovery by the Creditor Parties against any Borrower, any Guarantor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of any Guarantor or may preclude any Guarantor from obtaining reimbursement or contribution from any Borrower. Each Guarantor expressly waives any defenses or benefits that may be derived from California Code of Civil Procedure Section Section 580a, 580b, 580d or 726, or comparable provisions of the Laws of any other jurisdiction, and all other suretyship defenses it otherwise might or would have under California Law or other applicable Law. Each Guarantor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real Property or interest therein subject to any such deeds of trust or mortgages or other instruments and any Guarantor's or any other Person's failure to receive any such notice shall not impair or affect Guarantors' Obligations or the enforceability of this Guaranty or any rights of any Creditor Party created or granted hereby.

10. Waiver of Rights of Subrogation. Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Guarantor is a Party, Guarantors hereby so long as the Guarantied Obligations remain outstanding expressly waive with respect to any Borrower and its successors and assigns (including any surety) and any other Person which is directly or indirectly a creditor of any Borrower or any surety for any Borrower, any and all rights at Law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which Guarantors may have or hereafter acquire against any Borrower or any other such Person in connection with or as a result of Guarantors' execution, delivery and/or performance of this Guaranty or any other Loan Document to which any Guarantor is a party. Guarantors agree that so long as the Guarantied Obligations remain outstanding they shall not have or assert any such rights against any Borrower or their successors and assigns or any other Person (including any surety) which is directly or indirectly a creditor of area Borrower or any surety for any Borrower, either directly or as an attempted setoff to any action commenced against Guarantors by such Borrower (as a borrower or in any other capacity), the Creditor Parties or any other such Person. Guarantors hereby acknowledge and agree that this waiver is intended to benefit Borrowers and the Creditor Parties and shall not limit or otherwise affect Guarantors' liability hereunder, under any other Loan Document to which any Guarantor is a party, or the enforceability hereof or thereof.

11. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of all payments made hereunder, provided that the Guarantied Obligations are then satisfied, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of all such payments. The provisions of this Section 11 shall in no respect limit the obligations and liabilities of any Guarantor to the Creditor Parties, and each Guarantor shall remain liable to the Creditor Parties for the full amount guaranteed by such Guarantor hereunder. The "proportionate share" of any Guarantor shall be a fraction (which shall in no event exceed 1.00) the numerator of which is the excess, if any, of the fair value of the assets of such Guarantor over a fair estimate of the liabilities of Guarantor and the denominator of which is the excess (but not less than $1.00) of the fair value of the aggregate assets (without duplication) of all Guarantors over a fair estimate of the aggregate liabilities (without duplication) of all Guarantors. All relevant calculations shall be made as of the date such Guarantor became a Guarantor.

12. Understandings With Respect to Waivers and Consents. Each Guarantor warrants and agrees that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Guarantor otherwise may have against any Borrower, the Creditor Parties or others, or against any Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. Each Guarantor acknowledges that it has either consulted with legal counsel regarding the effect of this Guaranty and the waivers and consents set forth herein, or has made an informed decision not to do so. If this Guaranty or any of the waivers or consents herein are determined to be unenforceable under or in violation of applicable Law, this Guaranty and such waivers and consents shall be effective to the maximum extent permitted by Law.

13. Costs and Expenses. Each Guarantor agrees to pay to the Creditor Parties all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) actually incurred by the Creditor Parties in the enforcement or attempted enforcement of this Guaranty, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All reasonable advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements (including the reasonably allocated cost of legal counsel employed by the Creditor Parties), actually incurred or paid by the Creditor Parties in exercising any right, privilege, power or remedy conferred by this Guaranty, or in the enforcement or attempted enforcement thereof, shall be subject hereto and shall become a part of the Guarantied Obligations and shall be paid to the Creditor Parties by each Guarantor, immediately upon demand, together with interest thereon at the rate(s) provided for under the Loan Agreement.

14. Liability. The liability of each Guarantor hereunder is independent of any other guaranties at any time in effect with respect to all or any part of the Guarantied Obligations, and each Guarantor's liability hereunder may be enforced regardless of the existence of any such guaranties. Any termination by or release of any guarantor in whole or in part (whether it be another Guarantor under this instrument or not) shall not affect the continuing liability of any Guarantor hereunder, and no notice of any such termination or release shall be required.

15. Joinder. Any other Person may become a Guarantor under and become bound by the terms and conditions of this Guaranty by executing and delivering to the Administrative Agent an Instrument of Joinder substantially in the form attached hereto as Exhibit A, accompanied by such documentation as the Administrative Agent may reasonably require to establish the due organization, valid existence and good standing of such Person, its qualification to engage in business in each material jurisdiction in which it is required to be so qualified, its authority to execute, deliver and perform this Guaranty, and the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf.

16. Release of Guarantors. This Guaranty and all Guarantied Obligations of Guarantors hereunder shall be released when all Obligations of each Party to any Loan Document have been paid in full in Cash or otherwise performed in full and when no portion of the Commitment remains outstanding. Upon such release of any or all of Guarantors' Guarantied Obligations hereunder, the Administrative Agent shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required to evidence or document the release of the Creditor Parties' rights arising under this Guaranty, all as reasonably requested by, and at the sole expense of, Guarantors.

17. WAIVER OF JURY TRIAL. EACH GUARANTOR AND EACH CREDITOR PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTY, ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS GUARANTY, ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH

CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH GUARANTOR AND EACH CREDITOR PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY GUARANTOR OR CREDITOR PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

18. JURISDICTION. EACH GUARANTOR AND EACH CREDITOR PARTY HEREBY AGREE AND INTEND THAT THE PROPER AND EXCLUSIVE FORUM FOR ANY LITIGATION OF ANY DISPUTES OR CONTROVERSIES ARISING OUT OF OR RELATED TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENTS SHALL BE THE SUPERIOR COURT OF THE STATE OF CALIFORNIA FOR THE COUNTY OF LOS ANGELES. NOTWITHSTANDING THE FOREGOING, THE PARTIES AGREE THAT, WITH RESPECT TO ANY COLLATERAL GIVEN BY ANY GUARANTOR OR ANY AFFILIATE THEREOF TO ANY OF THE CREDITOR PARTIES LOCATED IN STATES OR JURISDICTIONS OTHER THAN CALIFORNIA, OR IN COUNTIES OF CALIFORNIA OTHER THAN LOS ANGELES COUNTY, THE ADMINISTRATIVE AGENT SHALL BE ENTITLED ON BEHALF OF SUCH CREDITOR PARTIES TO COMMENCE ACTIONS IN SUCH STATES OR JURISDICTIONS, OR IN SUCH COUNTIES OF CALIFORNIA, AGAINST THE GUARANTORS OR ANY AFFILIATE THEREOF OR OTHER PERSONS FOR THE PURPOSE OF SEEKING PROVISIONAL REMEDIES, INCLUDING ACTIONS FOR CLAIM AND DELIVERY OF PROPERTY, OR FOR INJUNCTIVE RELIEF OR APPOINTMENT OF A RECEIVER, OR ACTIONS TO FORECLOSE UPON LIENS GRANTED TO THE CREDITOR PARTIES. EACH GUARANTOR UNDER THIS GUARANTY, TO THE EXTENT PERMITTED BY APPLICABLE LAWS, HEREBY EXPRESSLY WAIVES ANY DEFENCE OR OBJECTION TO JURISDICTION OR VENUE BASED ON THE DOCTRINE OF FORUM NON CONVENIENS, AND STIPULATES THAT THE SUPERIOR COURT OF THE STATE OF CALIFORNIA FOR THE COUNTY OF SAN FRANCISCO SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY DISPUTE OR CONTROVERSY ARISING OUT OF OR RELATED TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENTS. IN THE EVENT ANY GUARANTOR OR ANY AFFILIATE THEREOF SHOULD COMMENCE OR MAINTAIN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENTS IN A FORUM OTHER THAN THE SUPERIOR COURT OF THE STATE OF CALIFORNIA FOR THE COUNTY OF SAN FRANCISCO, THE CREDITOR PARTIES SHALL BE ENTITLED TO REQUEST THE DISMISSAL OR STAY OF SUCH ACTION OR PROCEEDING, AND THE GUARANTORS AND THEIR AFFILIATES STIPULATE THAT SUCH ACTION OR PROCEEDING SHALL BE DISMISSED OR STAYED.

19. THIS GUARANTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

        IN WITNESS WHEREOF, each Guarantor has executed this Guaranty by its duly authorized officer as of the date first written above.


                                       "Guarantors"

                                       JAKKS ACQUISITION CORP.
                                       J-X ENTERPRISES, INC.
                                       BERK CORPORATION
                                       PENTECH COSMETICS, INC.
                                       SAWDUST PENCIL CO.
                                       PENTECH-MON AMI, INC.
                                       JP FERRERO PARKWAY, INC.

                                       By: /s/ JOEL M. BENNETT
                                          --------------------------------------
                                           Joel M. Bennett

                                       Title: Exec. V.P./C.F.O.
                                             -----------------------------------
                                             of each of the foregoing

                                       Address for Guarantors:

                                       22619 Pacific Coast Highway
                                       Malibu, California 90025

                                    EXHIBIT A
                                       TO
                                    GUARANTY

                              INSTRUMENT OF JOINDER

        THIS INSTRUMENT OF JOINDER ("Joinder") is executed as of __________, ____, by _____________________________________, a ___________________________
("Joining Party"), and delivered to Bank of America, N.A., as the Administrative Agent under the Loan Agreement referred to below (the "Administrative Agent"), pursuant to the Guaranty dated as of ________, 2001 made by each of the parties listed on the signature pages thereto (each a "Guarantor" and collectively, "Guarantors") in favor of the Administrative Agent and each of the lenders that are party to the Loan Agreement referred to below (each a "Lender" and collectively, the "Lenders") (as the same may be amended or supplemented from time to time, the "Guaranty"). Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Guaranty.

                                    RECITALS

(1) The Guaranty was made by Guarantors in favor of Bank of America, N.A. pursuant to that certain Loan Agreement dated as of October 12, 2001, by and among JAKKS Pacific, Inc., a Delaware corporation (the "Company"), Flying Colors Toys, Inc., a Michigan corporation, Road Champs, Inc., a Delaware corporation, and Pentech International Inc., a Delaware corporation (collectively, and together with Company, "Borrowers"), the Lenders and the Administrative Agent (as the same may be amended or supplemented from time to time, the "Loan Agreement").

(2) Joining Party is required pursuant to the Loan Agreement to become a Guarantor.

(3) Joining Party expects to realize direct and indirect benefits as a result of the availability to the Borrowers of the loan facility under the Loan Agreement.

                NOW THEREFORE, Joining Party agrees as follows:

                                    AGREEMENT

(2) By this Joinder, Joining Party becomes a "Guarantor" under and pursuant to
Section 15 of the Guaranty. Joining Party agrees that, upon its execution hereof, it will become a Guarantor under the Guaranty with respect to all Obligations heretofore or hereafter incurred under the Loan Documents, and will be bound by all terms, conditions, and duties applicable to a Guarantor under the Guaranty.

(3) The effective date of this Joinder is _________, ____.

"Joining Party"

_____________________________________________________________________________

a ___________________________________________________________________________

By:

Name:
Title:


Address:

Attn:
Telephone:
Facsimile:


 ACKNOWLEDGED:

BANK OF AMERICA, N.A.
as Administrative Agent

By:

Name:

Title:



                                      -11-